SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):   January 11, 2008
BP PRUDHOE BAY ROYALTY TRUST

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10243	13-6943724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Bank of New York, 101 Barclay Street, New York, NY	10286

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:   (212) 815-6908
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01.   Entry into a Material Definitive Agreement.
     On January 11, 2008, The Bank of New York, as trustee (the “Trustee’) of the BP Prudhoe Bay Royalty Trust (the “Trust”) executed a letter agreement with BP Exploration (Alaska) Inc. (“BP Alaska”) dated December 21, 2007 (the “2008 Letter Agreement”) which supplements and amends a letter agreement which the parties entered into on October 13, 2006 (the “2006 Letter Agreement”). The following paragraphs describe the background and effect of the 2006 Letter Agreement, as amended by the 2008 Letter Agreement.
     Alaska adopted a new oil and gas production tax in August 2006 (Chapter 2, Third Special Session Laws of Alaska 2006) (the “2006 Tax”) which amended the Alaska oil and gas production tax statutes, AS 43.55.10 et seq. (the “Production Tax Statutes”). The 2006 Tax replaced an oil production tax levied at the flat rate of 15% of the gross value at the point of production (the “wellhead” or “field” value) of taxable oil produced from a producer’s leases or properties in the State of Alaska. Under the 2006 Tax, producers were taxed on the “production tax value of taxable oil” (gross value at the point of production for the calendar year less the producer’s direct costs of exploring for, developing, or producing oil or gas deposits located within the producer’s leases or properties in Alaska (“Lease Expenditures”) for the year) at a rate equal to the sum of 22.5% plus a “progressivity” rate determined by the average monthly production tax value of the oil produced. The progressivity portion of the 2006 Tax was equal to 0.25% times the amount by which the simple average for each calendar month of the daily production tax values per barrel of the oil produced during the month exceeded $40 per barrel.
     On December 19, 2007, Alaska Governor Sarah Palin signed into law a bill (Chapter 1, Second Special Session Laws of Alaska 2007) (the “2007 Tax”) which took effect on December 20, 2007 and further amended the Production Tax Statutes in certain respects. The 2007 Tax changes the basic tax rate from 22.5% to 25% and increases the progressivity rate. If the producer’s average monthly production tax value per barrel is greater than $30 but not more than $92.50, the new progressivity tax rate is 0.4% times the amount by which the average monthly production tax value exceeds $30 per barrel. If the producer’s average monthly production tax value per barrel is greater than $92.50, the progressivity tax rate is the sum of 25% and the product of 0.1% multiplied by the difference between the average monthly production tax value per barrel and $92.50, except that the sum may not exceed 50%.
     The property of the Trust consists of an overriding royalty interest (the “Royalty Interest”) and cash and cash equivalents held by the Trustee from time to time. The Royalty Interest entitles the Trust to a royalty on 16.4246% of the lesser of (i) the first 90,000 barrels of the average actual daily net production of crude oil and condensate per quarter from the working interest of BP Alaska as of February 28, 1989 in the Prudhoe Bay oil field located on the North Slope in Alaska or (ii) the average actual daily net production of crude oil and condensate per quarter from that working interest. Under the terms of the Conveyance of the Royalty Interest to the Trust by BP Alaska, the Per Barrel Royalty for any day is the WTI Price for the day less the sum of (i) Chargeable Costs multiplied by the Cost Adjustment Factor and (ii) Production Taxes. The narrative under the captions “THE TRUST — Trust Property” and “THE ROYALTY INTEREST” in Item 1 of the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “2006 Annual Report”) contains explanations of the meanings of the terms “Conveyance,” “Per Barrel Royalty,” “WTI Price, “Chargeable Costs” and “Cost Adjustment Factor” and should be read in conjunction with this report.

     The Conveyance provides that “Production Taxes” are the sum of any severance taxes, excise taxes (including windfall profit tax, if any), sales taxes, value added taxes or other similar or direct taxes imposed upon the reserves or production, delivery or sale of Royalty Production, computed at defined statutory rates. In the case of taxes based upon wellhead or field value, the Conveyance provides that the WTI Price less the product of $4.50 and the Cost Adjustment factor (representing estimated transportation costs) will be deemed to be the wellhead or field value.
     In order to resolve uncertainties in the interpretation of the Conveyance introduced by the 2006 Tax, the Trustee and BP Alaska entered into the 2006 Letter Agreement. See the Trust’s Current Report on Form 8-K dated October 13, 2006 and the 2006 Annual Report for additional information concerning the 2006 Letter Agreement. The 2006 Letter Agreement set forth consensus principles agreed by the parties to resolve how the amount of tax chargeable against the Royalty Interest was to be determined under the Conveyance and the extent to which the retroactivity of the tax legislation was to be recognized for purposes of the Conveyance (the “Consensus Principles”). In December 2007, BP Alaska notified the Trustee that the adoption of the 2007 Tax made it necessary to modify the Consensus Principles to give effect to the new tax rates. After determining that the proposed changes to the Consensus Principles were consistent with the changes in tax rates effected by the 2007 Tax, the Trustee executed the 2008 Letter Agreement, which is filed herewith as Exhibit 4.6.
     Under the Consensus Principles, as modified by the 2008 Letter Agreement, the amount of Production Taxes chargeable against the Royalty Interest under the Conveyance will be determined as follows:
     a) The taxable value per barrel equals the WTI Price minus Chargeable Costs as adjusted by the Cost Adjustment Factor. (Inflation adjusted Chargeable Costs are used as a proxy for BP Alaska’s actual transportation costs and Lease Expenditures).
     b) The tax rate for the “progressivity” portion of the 2007 Tax equals:
(i)	zero, if the simple average of the daily taxable values per barrel under a) above for a calendar month is not greater than $30 per barrel;

(ii)	0.4% times the amount by which the simple average of the taxable values per barrel under a) above for a calendar month exceeds $30 per barrel if that average is not greater than $92.50 per barrel; or

(iii)	the sum of 25% plus 0.1% times the amount by which the simple average of the taxable values per barrel under a) above for a calendar month exceeds $92.50, except that such sum may not exceed 50%.
     c) The amount of 2007 Tax chargeable against the Royalty Interest equals the taxable value per barrel under “a)” above times the Royalty Production under the Conveyance, times a rate equal to the sum of 25% plus the “progressivity” rate determined under “b)” above.

     Although the changes to the basic and “progressivity” rates under the 2007 Tax are retroactive to July 1, 2007, the amended Consensus Principles provide that the tax chargeable against the Royalty Interest for Prudhoe Bay oil produced during the period from July 1 to December 19, 2007, inclusive, is the amount of 2006 Tax as calculated under the original Consensus Principles for that production. For Prudhoe Bay oil produced on December 20, 2007 and thereafter, the tax chargeable against the Royalty Interest is the amount of 2007 Tax for that production, determined as described in the preceding paragraph.
     The following tables show the application of the amended Consensus Principles to the calculation of the royalty payment for the fourth quarter of 2007 (see Item 8.01 below):
Royalty Distribution Calculation

	Oct	Nov	Dec 1 - 19	Dec 20 - 31	Total
WTI Price*	$86.04	$95.20	$89.91	$94.52
Chargeable Costs x Cost Adj. Factor*	(20.63)	(20.63)	(20.63)	(20.63)
Production Taxes*	(18.91)	(23.26)	(21.01)	(30.65)

Per Barrel Royalty*	46.49	51.30	48.27	43.24
Royalty Production (barrels)	458,246	443,464	280,861	177,386	1,359,957

Royalty Payment ($000)	$21,306	$22,752	$13,557	$7,670	$65,284

*	$/barrel
Production Tax Calculation

	Oct	Nov	Dec 1 - 19	Dec 20 - 31
WTI Price*	$86.04	$95.20	$89.91	$94.52
Transportation ($4.50 x Cost Adjustment Factor)*	(7.07)	(7.07)	(7.07)	(7.07)

Wellhead or field value*	78.97	88.13	82.84	87.45
Lease Expenditures (Adjusted Chargeable Costs minus Transportation)*	(13.56)	(13.56)	(13.56)	(13.56)

Taxable value*	65.40	74.57	69.28	73.88
Statutory rate (see table below)	28.85%	31.14%	30.26%	41.42%

AK production tax	$18.87	$23.22	$20.97	$30.61
AK production tax surcharge	0.04	0.04	0.04	0.04

Total Production Taxes	$18.91	$23.26	$21.01	$30.65

*	$/barrel

Progressivity Rate Calculation

	Oct	Nov	Dec 1 - 19	Dec 20 - 31
Taxable value*	$65.40	$74.57	$71.06	$71.06
Base for progressivity*	40.00	40.00	40.00	30.00

Excess over base*	25.40	34.57	31.06	41.06
Progressivity factor	0.25%	0.25%	0.25%	0.40%

Progressivity rate	6.35%	8.64%	7.76%	16.42%
Base rate	22.50%	22.50%	22.50%	25.00%

Statutory rate	28.85%	31.14%	30.26%	41.42%

*	$/barrel
     As a result of the application of the 2007 Tax to the period from December 20 through December 31, the royalty payment received by the Trust with respect to the fourth quarter of 2007 is approximately $1,462,500 lower (approximately $0.068 per Unit lower) than it would have been had the 2006 Tax been applied to the calculation. It can be expected that the application of the 2007 Tax to the calculation of royalty payments with respect to the first quarter of 2008 and subsequent quarters will reduce such payments by material amounts.
     In addition to changes in the rates of tax applicable to oil and gas production introduced by the 2007 Tax, the legislation authorizes the Alaska Department of Revenue (“DOR”) to interpret and apply the amendments to the Production Tax Statutes. The 2007 Tax allows DOR to limit deductible transportation costs for transportation by a regulated pipeline to something less than the tariff actually paid. Other amendments allow DOR to exclude by regulation certain categories of otherwise deductible lease expenditures, or a fixed percentage of them, from being deductible in determining the production tax value of taxable oil. BP Alaska has indicated that, depending on what the new regulations provide, it may wish to amend the Consensus Principles so that something less than the full amount of Chargeable Costs is to be deducted under the Conveyance in determining the taxable value per barrel. Any such amendment would require the consent of the Trustee. If any such amendment should be proposed, the Trustee will evaluate the proposal to determine whether such amendment is consistent with the Conveyance and the interests of the Unit holders of the Trust and will make its decision accordingly.
SECTION 8 — OTHER EVENTS
Item 8.01.   Other Events
     On January 15, 2008 the Trust received a cash distribution of $65,348,224 from BP Alaska with respect to the quarter ended December 31, 2007. The distribution included $63,775 to compensate the Trust for underpayment of royalties (plus interest on the underpayment) due with respect to the quarter ended September 30, 2007. After adding interest income received from investment of the cash reserve and deducting Trust administrative expenses, the Trustee will distribute $65,181,649 (approximately $3.046 per Unit) on January 18, 2008 to Unit holders of record on January 16, 2008.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01.   Financial Statements and Exhibits
     (a) Not applicable
     (b) Not applicable
     (c) Not applicable
     (d) Exhibits

4.6	Letter agreement executed January 11, 2008 between BP Exploration (Alaska) Inc. and The Bank of New York, as Trustee.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BP PRUDHOE BAY ROYALTY TRUST
By:	THE BANK OF NEW YORK,
as Trustee

By:	/s/ Remo Reale
Remo Reale
Vice President

Date: January 17, 2008

INDEX TO EXHIBITS

Exhibit	Exhibit
No.	Description

*4.1	BP Prudhoe Bay Royalty Trust Agreement dated February 28, 1989 among The Standard Oil Company, BP Exploration (Alaska) Inc., The Bank of New York, Trustee, and F. James Hutchinson, Co-Trustee.

*4.2	Overriding Royalty Conveyance dated February 27, 1989 between BP Exploration (Alaska) Inc. and The Standard Oil Company.

*4.3	Trust Conveyance dated February 28, 1989 between The Standard Oil Company and BP Prudhoe Bay Royalty Trust.

*4.4	Support Agreement dated as of February 28, 1989 among The British Petroleum Company p.l.c., BP Exploration (Alaska) Inc., The Standard Oil Company and BP Prudhoe Bay Royalty Trust.

**4.5	Letter agreement executed October 13, 2006 between BP Exploration (Alaska) Inc. and The Bank of New York, as Trustee.

†4.6	Letter agreement executed January 11, 2008 between BP Exploration (Alaska) Inc. and The Bank of New York, as Trustee.

*	Incorporated by reference to the correspondingly numbered exhibit to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (File No. 1-10243).

**	Incorporated by reference to the correspondingly numbered exhibit to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (File No. 1-10243).

†	Filed herewith.